Exhibit 10.2

                             BUSINESS LOAN AGREEMENT

THIS BUSINESS LOAN AGREEMENT dated this 23rd day of January, 2001, by and between CHEMICAL AND EQUIPMENT SPECIALTIES, INC. ("CESI"), an Ok1ahoma corporation, 3109 Stagestand, Duncan, Oklahoma 73533, PADKO INTERNATIONAL INCORPORATED, an Oklahoma corporation ("Padko"), 15 North 9th, Duncan. Oklahoma. 73533, NEAL'S TECHNOLOGY, INC., an Oklahoma corporation ("Neal's"), 2515 South 42nd, Duncan, Oklahoma, 73533, PLAINSMAN TECHNOLOGY, INC., an Oklahoma corporation ("Plainsman"), P. O. Box 557, Marlow, Oklahoma, 73055, and ESSES, INC., an Oklahoma corporation ("Esses"), 301 Industrial Drive, Duncan, Oklahoma, 73533, individually, collectively and interchangeably referred to herein as "Borrower" (whether one or more, see Section 8.20 below), and LEGACY BANK, Legacy Bank Duncan North Branch, Post Office Box 1109, 2024 N. Highway 81, Duncan, Ok1ahoma 73534-1109, hereinafter referred to as "Lender", and GLENN S. PENNY, 3109 Stagestand, Duncan, Oklahoma 73533, hereinafter referred to as "Guarantor" (whether one or more). Borrower understands and agrees that: (A) in granting, renewing, or extending any Loan, Lender is relying upon Borrower's representations, warranties, and agreements as set forth in this Agreement, and
(B) all such Loans shall be and remain subject to the terms and conditions of this Agreement.


                                   WITNESSETH

                                   BACKGROUND

CESI has entered into agreements to purchase certain stock as a part of interdependent steps of a series of transaction intended to qualify under
Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), pursuant to which CESI is acquiring the stock of Padko, Esses, Neal's and Plainsman as a result of which Padko, Esses, Neal's and Plainsman will become wholly owned subsidiaries of CESI. In addition, CESI has entered into agreements to purchase certain assets of Esses and Neal's. As a part and parcel of the purchase agreements Plainsman, Esses and Neal's are required to payoff indebtedness which they owe to certain financial institutions.

Borrower has requested Lender to loan to Borrower certain sums and lender is willing to do so upon the terms and conditions hereinafter set forth.

Borrower understands and agrees that: (A) in granting, renewing, or extending any Loan, Lender is relying upon Borrower's representations, warranties, and agreements as set forth in this Agreement, and (B) all such Loans shall be and remain subject to the terms and conditions of this Agreement.


ARTICLE I.

THE LOAN AND ACCOUNTS RECEIVABLE PURCHASE
Section 1.01. Term Loan. Lender agrees on the terms and conditions hereinafter set forth, to make a loan to Borrower on the date of this Agreement in the principal sum of Two Million Seven Hundred Nine Thousand Nine Hundred Eighty and no/100 Dollars ($2,709,980.00).

Section 1.02.  Interest and Late Charge.

(a) Variable Interest Rate. The interest rate on the Note Is subject to change from time to time based on changes in an independent index which is the minimum prime lending rate for large U. S. Money Center Commercial banks as published in the Money Rate Section of the Wall Street Journal (the "Index"). The index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of the Loan, Lender may designate a substitute index after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The Interest rate change will not occur more often than each quarter. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 9.000% per annum. The Interest rate to be applied to the unpaid principal balance of the Note will be at a rate of 1.000 percentage point over the Index, resulting in an initial rate of 10.000% per annum. Under no circumstances will the interest rate on the Note be more than the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (a) Increase Borrower's payments to insure Borrower's loan will payoff by its original final maturity date, (b) Increase Borrower's payments to cover accruing interest, (c) Increase the number of Borrower's payments, and (d) continue Borrower's payments at the same amount and Increase Borrower's final payment. The annual interest rate is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

(b) Interest After Default. Upon default, including failure to pay upon the maturity date, lender, at lender's option, may, if permitted under applicable law, increase the variable interest rate on the Note to 15.000% per annum. The interest rate will not exceed the maximum rate permitted by applicable law.

(c) Late Charge. If a payment on the Note is eleven (11) days or more late, Borrower will be charged 2.000% of the unpaid portion of the regularly scheduled payment or $20.00, whichever is greater.

Section 1.03. Term Note. Borrower's obligation to repay the Loan shall be evidenced by Borrower's promissory Note (the "Note", which term shall include all renewals, extensions and deferrals):

(a) Note. In substantially the form of "Exhibit A" hereto, with blanks appropriately filled in, and payable to the order of Lender, which Note shall be dated the date of this Agreement, and the principal of the Note in the amount of $2,709,980.00 shall be repaid in eighty-four (84) consecutive monthly installments, the first eighty-three (83) consecutive monthly installments shall be in the amount of $45,179.48, which amount shall include principal and accrued interest, with the first installment being due on the 23rd day of February, 2001, with subsequent installments on the 23rd day of each month thereafter, with the entire principal balance, plus accrued interest, being due and payable on the 23rd day of January, 2008 (the "maturity date").

Section 1.04. Prepayments. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the Loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. If the Loan is prepaid in whole or in part, said prepayment shall include accrued interest to the date of such prepayment, and in addition, each prepayment shall include the following additional amounts:

     (a) 5% of the amount prepaid during the first Loan year;

     (b) 4% of the amount prepaid during the second loan year;

     (c) 3% of the amount prepaid during the third Loan year;

     (d) 2% of the amount prepaid during the fourth Loan year;

     (e) 1% of the amount prepaid during the fifth loan year.

Provided, however, that there shall be a prepayment charge of 1 % of the amount of the outstanding principal balance in the event that the Borrower shall pay and satisfy in full the indebtedness and provide satisfactory evidence to Lender that the source of the funds for the prepayment was the sale of securities of Borrower and not from debt.

Partial prepayments will not, unless agreed by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule set out in the Note. Rather, partial prepayments will reduce the principal balance due and may result in Borrower's making fewer payments.

Borrower agrees not to send Lender payments marked "paid in full", "without recourse" or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under the Loan, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Legacy Bank, Legacy Bank Duncan North Branch, P. O. Box 1109, 2024 N. Highway 81, Duncan, OK 73534-1109.

Section 1.05. Method of Payment. Borrower shall make each payment under this Agreement and under the Notes not later than 3:00 o'clock P.M., Oklahoma time, on the date when due, in lawful money of the United States, to Lender at Lender's Office (Legacy Bank, Legacy Bank Duncan North Branch, P. O. Box 1109, 2024 N. Highway 81, Duncan, OK 73534-1109) in immediately available funds. Borrower hereby authorizes Lender, if, and to the extent payment is not made when due under this Agreement, and under the Note, to charge from time to time against any account of Borrower with Lender any amount so due. Whenever any payment to be made under this Agreement or under the Notes shall be stated to be due on Saturday, Sunday or public holiday, or the equivalent for banks generally under the laws of the State of Oklahoma, such payment shall be made on the next succeeding business day, and such extension of time shall in such case be included in the computation of payment of interest. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and any late charges, then to any unpaid interest, and any remaining amount to principal.

Section 1.06. Use of Proceeds. The proceeds of the Loan hereunder shall be used by Borrower:

      (a) For CESI to purchase all of the outstanding common stock of Plainsman.
      (b) For CESI to purchase customer lists, business records, work force, intellectual property, know how of the Esses and Neal's. (c) For CESI to purchase all of the outstanding common stock of Padko.
      (d) To pay and satisfy in full Loans of Neal's with Lender.
      (e) To pay and satisfy in full a loan of Esses with BancFirst.
      (f) To pay and satisfy in full a loan of Plainsman to First National
      Bank, Marlow, Oklahoma. (g) To pay for capital expenditures, origination fees, pay for attorney fees and closing costs of Borrower.

Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

1.07. Accounts Receivable Purchase. At Closing, Borrower and Lender will enter into an Account Receivable Purchase Agreement, in substantially the form of "Exhibit B" hereto, with blanks appropriately filled in ("Accounts Receivable Purchase Agreement"), wherein Borrower will assign and sell to Lender certain of Borrower's Accounts Receivable in accordance with the terms and conditions of the Accounts Receivable Purchase Agreement.


ARTICLE II.

CONDITIONS PRECEDENT
Section 2.01. Condition Precedent to Loan. The obligation of Lender to make the Loan to Borrower and to fund the initial Advance and any subsequent Advance hereunder is subject to the conditions precedent that Lender shall have received on or before the day of the initial Advance, each of the following, in form and substance satisfactory to Lender and Lender's counsel unless waived in writing by lender:

(a) The Note duly executed by Borrower.

(b) Security Agreement. A Security Agreement, in substantially the form of "Exhibit C" hereto attached, with blanks appropriately filled in ("Security Agreement"), granting Lender a first, paramount and superior lien on Accounts, Chattel Paper, Commercial Tort Claims, Commingled Goods, Deposit Accounts, Documents of Title, Fixtures, General Intangibles (including, without limitation, the property set out in Schedule 1), Instruments, Goods, Investment Property, Inventory, Equipment, Letter of Credit Rights, Money, Payment Intangibles, Software, Accessions, Products and Proceeds (including, without limitation, the property set out in Schedule 2 attached thereto) whether now owned or hereafter acquired, together with duly executed Lien Entry Forms ("LEFs")and Certificate of Title, Application for a new Certificate of Title and Manufacturer's Certificate of Origin, whichever is applicable on all vehicles owned by Borrower, and financing statements ("Financing Statements"), duly executed in substantially the form of "Exhibit D" and "Exhibit E", respectively, hereto, with blanks appropriately filled in.

(c) Plainsman Mortgage. A mortgage duly executed and acknowledged by Plainsman, in substantially the form of "Exhibit F" with blanks appropriately filled in, granting to Lender a first, paramount and superior mortgage lien and security interest in the property set out in Schedule 3 attached hereto and made a part hereof ("Plainsman Mortgage").

(d) Esses Mortgage. A mortgage duly executed and acknowledged by Esses, in substantially the form of "Exhibit G" with blanks appropriately filled in, granting to Lender a first, paramount and superior mortgage lien and security interest in the property set out in Schedule 4 attached hereto and made a part hereof ("Esses Mortgage").

(e)  Guaranty.   A  Commercial  Guaranty  duly  executed  by  Guarantor  in  the substantially the form of "Exhibit H", with blanks appropriately filled in ("Guaranty").

(f) Pledge Agreement. A Security Agreement from CESI, pledging to Lender all of the issued and outstanding stock of Plainsman, Esses, Neal's and Padko to Lender, in substantially the form of "Exhibit I" hereto, together with Stock Powers duly endorsed in blank ("Pledge Agreement"). Said pledge shall grant to Lender a first, paramount and superior lien on all of the issued and outstanding common stock of Plainsman, Esses, Neal's and Padko as well as all treasury stock which has not been cancelled and restored to the status of authorized by unissued stock.

(g)  Life  Insurance  and  Assignment  of  Life  Insurance  Policy.  As  soon as practical, but in any event within six (6) months from the date of this Agreement, obtain life insurance in form and with insurance companies acceptable to Lender on the life of Glenn S. Penny in the amount of Two Million and no/100 Dollars ($2,000,000.00), and deliver to Lender a duly executed Assignment of life Insurance Policy as collateral, assigning to Lender said life insurance policy, in substantially the form of "Exhibit J" hereto, with blanks appropriately filled in ("Assignment of Life Insurance Policy"). Borrower shall obtain and maintain said life insurance on the life of Guarantor during the term of the Loan and Lender, at lender's option, may apply the proceeds of any insurance policy to the unpaid balances of any Loan.

(h) Subordination Agreement. Subordination Agreement, duly executed and acknowledged by all of Stockholders of Neal's and Esses, subordinating their indebtedness, lien and security interest to the indebtedness of the Loan and the liens, mortgages and security interest to Lender securing the same, in substantially the form of "Exhibit K" hereto, with blanks appropriately filled in ("Subordination Agreement").

(i) Evidence of Insurance.  Evidence of Insurance as required below.

(j) Corporate Resolution to Borrow/Grant Collateral. Duly executed Corporate Resolution to Borrow/Grant Collateral of each Borrower, authorizing the execution, delivery and performance of this Agreement and the Related Documents to which Borrower is a party, and of the Documents to be delivered pursuant to this Agreement in the form of "Exhibit L" hereto, with blanks appropriately filled in ("Corporate Resolution to Borrow/Grant Collateral"). Said Corporate Resolution to Borrow/Grant Collateral shall contain a provision wherein each Borrower has cancelled and restored to the status of authorized but unissued all treasury stock of each of the Borrower, if any.

(k) Verification of Registration and Good Standing. A duly executed Verification of Registration and Good Standing of Borrower, and each of them, in the form of "Exhibit M" hereto, with blanks appropriately filled in ("Verification of Registration and Good Standing").

(l) Certificate. The following statement shall be true and lender shall have received a certificate ("Certificate") in the form of "Exhibit N" hereto attached, with blanks appropriately filled in and documents and signatures appropriately attached, signed by a duly authorized officers of Borrower, and each of them, dated the date of this Agreement stating that:

(i) The representations and warranties contained in this Agreement, in the Related Documents, and in any document or certificate delivered to Lender hereunder, are correct on and as of the date of this Agreement; and, (ii) No default or event of default has occurred and is continuing or would result from the Loan.

(m) Agreement to Provide Insurance. A duly executed Agreement to Provide Insurance by each Borrower in the form of 'Exhibit O' hereto attached with blanks appropriately filled in ('Agreement to Provide Insurance').

(n) Related Documents. All approvals, opinions, resolutions, authorizations, instruments or documents as Lender, or Lenders counsel, may require.

(o) Origination Fee.  The origination fee of $26.800.00.

(p) Lender's Attorney Fees. All attorney fees which Lender incurs for the preparation of this Agreement and the Related Documents and closing of the transaction contemplated by this Agreement.

Section 2.02. Additional Conditions Precedent. The Obligation of Lender to make the initial advance and each subsequent advance under this Agreement shall be subject to the fulfillment to Lenders satisfaction of all of the conditions set forth in this Agreement and in the Related Documents:

(a) At the time of execution of this Agreement and at the time of each advance, no Event of Default shall have occurred and be continuing and no events shall have occurred and be continuing that with giving of notice or passage of time would be an Event of Default.

(b) The representations and warranties set forth in this Agreement, in the Related Documents and in any document or certificate delivered to Lender hereunder are true and correct.

(c) Borrower shall have paid all fees, charges and other expenses which are then due and payable as specified in this Agreement and in any Related Documents.

(d) No litigation, including without limitation, governmental proceeding, shall be pending or known to be threatened against Borrower and Guarantor except as specifically disclosed n Schedule 5 attached.

(e) At the time of the execution of this Agreement and at the time of funding all actions, proceedings, instruments and documents required to carry out the transaction contemplated by this Agreement or incident thereto shall be approved by lender and Lender's counsel.


ARTICLE III.

REPRESENTATIONS AND WARRANTIES
Borrower, and each of them, and Guarantor represent and warrant to Lender:

Section 3.01. Corporation in Good Standing and Due Qualification. Borrower, and each of them, is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Oklahoma; has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged in. Borrower, and each of them, is duly authorized to transact business in all other states in which Borrower, and each of them, is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Borrower is doing business. Specifically, Borrower is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. Borrower has the full power and authority to own its properties and to transact business in which it is presently engaged or presently proposes to engage. Borrower, and each of them, maintain an office as set out in the caption hereof, Unless Borrower has designated otherwise in writing, the principle office is the office at which each Borrower keeps its books and records including its records concerning the Collateral. Borrower, and each of them, will notify Lender of any change in the location of any principle office. Borrower, and each of them shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Borrower and Borrower's business activities. Notwithstanding the above and foregoing representation, upon thirty (30) days written notice to Lender:

       (a) Padko, Plainsman, Esses or Neal's may be merged in to CESI
       (b) CESI may acquire all of the assets of and/or all of the issued and outstanding stock in Albin's Enterprises, Inc.
       ("Albin's");
       (c) Albin's may be merged into CESI

Provided, Borrower and Guarantor will make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, assignments, financing statements, instruments, documents and other documents as Lender or its attorneys may reasonably request to evidence and secure the Loan and to perfect all Security Interests and will pay any and all costs of Lender, including reasonable attorney fees in connection therewith.

Section 3.02. Corporate Power and Authority. The execution, delivery and performance of the terms, covenants and provisions in this Agreement, in the Related Documents and in any document or certificate delivered to Lender hereunder by Borrower, and each of them, have been duly authorized by all necessary corporate action, and do not and will not:

(a) require any consent or approval of the Stockholders of any such corporation;

(b) contravene any corporation's Certificate of Incorporation or By-Laws including all amendments thereto as of the date hereof:

(c) violate any provisions of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect, have an applicability to such corporation;

(d) result in a breach of or constitute a default under any indenture or loan or other credit agreement, or any other agreement, lease or instrument to which such corporation is a party, or by which it, or its properties, may be bound or affected;

(e) result in, or require the creation or imposition of any lien, upon or with respect to any of the properties now owned or hereafter acquired by such corporation: and,

(f) cause Borrower, or any of them, to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, or any such indenture, agreement, lease or instrument.

Section 3.03. Legally Enforceable Agreement. This Agreement is, and each of the Related Documents, when delivered under this Agreement, will be, legal, valid and binding obligations of Borrower, and each of them, or Guarantor, as the case may be, enforceable against Borrower, and each of them, or Guarantor, as the case may be, in accordance with their respective terms.

Section 3.04. Other Agreements. Neither Borrower nor Guarantor is a party to any Indenture, loan or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a material adverse effect on the business, properties, assets, operations or conditions, financial or otherwise, of Borrower or Guarantor, or the ability of Borrower or Guarantor to carry out its obligations under this Agreement or the Related Documents to which they are a party. Neither Borrower nor Guarantor is in default in any respect in the performance, observation or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party, EXCEPT as herein set out.

Section 3.05. Litigation and Claims. No litigation, claim, investigation. administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may materially adversely affect Borrower's financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

Section 3.06. No Default on Outstanding Judgments or Orders. Borrower and Guarantor have satisfied all judgments, and neither Borrower, nor Guarantor, is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

Section 3.07. Lien Priority. Unless otherwise previously disclosed to lender in writing, Borrower has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower's Loan and Note, that would be prior or that may in any way be superior to Lender's Security Interests and rights in and to such Collateral.

Section 3.08. Operation of Business. Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names and the rights thereto to conduct the respective business substantially as now conducted and as presently proposed to be conducted, and Borrower is not in violation of any valid legal rights of others with respect to any of the foregoing.

Section 3.09. Taxes. To the best of Borrower's knowledge, all of Borrower's tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

Section 3.10. Debt. Borrower and Guarantor have furnished to Lender a complete and correct list of all the credit arrangements, indentures, purchase agreements and guaranties, leases and other investments, agreements and arrangements presently in effect providing for or relating to the extension of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which Borrower and Guarantor is in any manner directly or incontentionally obligated; the maximum agreed to be given as security therefor are correctly described and indicated in such document.

Section 3.11. Assumed Business Names. Borrower, and each of them, has filed or recorded all documents or filings required by law relating to all assumed business names or trade names used by each Borrower. Excluding the name of Borrower, the following is a complete list of all assumed business names or trade names under which Borrower, and each of them, does Business: NONE.

Section 3.12. Financial Information. Each of Borrower's financial statements supplied to Lender truly and completely disclosed Borrower's financial condition as of the date of the statement, and there has been no material adverse change in Borrower's financial condition subsequent to the date of the most recent financial statement supplied to Lender. Each Borrower has no material contingent obligations except as disclosed in such financial statements.

Section 3.13. Properties. Except as contemplated by this Agreement or as previously disclosed in Borrower's financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable, each Borrower owns and has good title to all of Borrower's properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties. All of Borrower's properties are titled in each Borrower's legal name, and each Borrower has not used, or filed a financing statement under, any other name for at least the last five (5) years.

Section 3.14. Authorization. Borrower's execution, delivery, and performance of this Agreement and all the Related Documents have been duly authorized by all necessary action by Borrower and do not conflict with, result in a violation of, or constitute a default under (1) any provision of Borrower's articles of incorporation or organization, or bylaws, or any agreement or other instrument binding upon Borrower or (2) any law, governmental regulation, court decree, or order applicable to Borrower or to Borrower's properties.

Section 3.15.  Hazardous Substances.  Borrower represent and warrants that:

         (a) Borrower has complied with and will comply with all Federal, state and local laws, regulations and orders applicable to any Collateral and relating to air, water (including surface and groundwater) and land pollution, and the storage, disposal, use, generation, manufacture, treatment, disposal, release or threatened release of any Hazardous Substance of hazardous or toxic materials.

         (b) Borrower has no knowledge of, or reason to believe that there has been (i) any breach or violation of any Environmental Laws applicable to the Collateral; (ii) any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance on, under, about or from the Collateral which would violate any Federal, state and local laws, regulations and orders by any prior owners or occupants of any of the Collateral; or (iii) any actual or threatened litigation or claims of any kind by any person relating to such matters, (c) Borrower and any tenant, contractor, agent or other authorized user of any of the Collateral shall comply with all Federal, state and local laws, regulations and orders applicable to any Collateral and relating to air, water (including surface and groundwater) and land pollution, and the storage, disposal, use, generation, manufacture, treatment, disposal, release or threatened release of any Hazardous Substance of hazardous or toxic materials.

Borrower authorizes Lender and its agents to enter upon the Collateral to make such inspections and tests as Lender may deem appropriate to determine compliance of the Collateral with this section of the Agreement. Any inspections or tests made by lender shall be at Borrower's expense and for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person. Borrower hereby (i) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (ii) agrees to indemnity and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or substance on the Collateral. The provisions of this section of the Agreement, including the obligation to indemnity, shall survive the payment of the indebtedness and the termination, expiration or satisfaction of this Agreement and shall not be affected by Lender's acquisition of any interest in any of the Collateral, whether by foreclosure or otherwise.


ARTICLE IV.

AFFIRMATIVE COVENANTS
So long as the Loan shall remain unpaid, Guarantor and Borrower, and each of them will:

Section 4.01. Maintenance of Existence. Except as may be specifically set out in
Section 3.01 above, preserve and maintain, and cause each Borrower to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation.

Section 4.02. Financial Records. Maintain its books and records in accordance with GAAP, applied on a consistent basis, and permit Lender to examine and audit each Borrower's books and records at all reasonable times.

Section 4.03. Maintenance of Properties. Maintain, keep and preserve, and cause each Borrower to maintain, keep and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

Section 4.04. Conduct of Business. Continue, and cause each Borrower to continue, to engage in an efficient and economical manner in a business of the same general type as now conducted by it on the date of this Agreement.

Section 4.05. Insurance. Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to each Borrower's properties and operations, in form, amounts, coverages and with insurance companies acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at lest ten (10) days prior written notice to Lender, Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest for the loan, Borrower will provide Lender with such lender's loss payable or other endorsements as Lender may require.

Section 4.06. Compliance with Governmental Requirements. Comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of Borrower's properties, businesses and operations, and to the use or occupancy of the Collateral, including without limitation, the Americans With Disabilities Act, where applicable. Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified lender in writing prior to doing so and so long as, in lender's sole opinion, Lender's interests in the Collateral are not jeopardized. Lender may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender's Interest.

Section 4.07. Inspection. Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the loan or loans and Borrower's other properties and to examine or audit Borrower's books, accounts, and records and to make copies and memoranda of Borrower's books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower's expense.

Section 4.08.  Reporting Requirements.  Furnish to Lender:

         (a) Monthly Financial Statements. As soon as available and in any event within fifteen (15)days after the end of each month in each fiscal year of each Borrower, balance sheets of Borrower as of the end of such month, statements of income and retained earnings of Borrower for the period commencing at the end of the previous fiscal year and ending with the end of such month, all in reasonable detail and all prepared in accordance with GAAP consistently applied and certified by the chief financial officer of Borrower (subject to year-end adjustments). As soon as available after the end of each fiscal year, but in no event later than thirty (30) days after the end of each fiscal year, Borrower's balance sheet and income statement for the year ended, prepared by Borrower.

         (b) Notices of Claims and Litigation. Promptly inform Lender in writing of (1) all material adverse changes in Borrower's financial condition, and (2) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.

         (c) Notice of Defaults and Events of Default. As soon as possible and in any event within fifteen (15) days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by Borrower with respect thereto.

         (d) Reports to Other Creditors. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to Lender pursuant to any other clause of this Section 4.08.

         (e) Tax Returns. As soon as available after the applicable filing date for the tax reporting period ended, Federal and other governmental tax returns, prepared by a tax professional reasonably satisfactory to Lender.

         (f) Insurance Reports. Upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following:

                  (i) the name of the insurer;

                  (ii) the risks insured;

                  (iii) the amount of the policy;

                  (iv) the properties insured;

                  (v) the then current property values on the basis of which Insurance has been obtained, and the manner of determining those values; and

                  (vi) the expiration date of the policy. In addition, upon request of Lender (however not more often than annually). Borrower will have an independent appraiser satisfactory to lender determine, as applicable, the actual cash value or replacement cost of any Collateral. The cost of such appraisal shall be paid by Borrower.

         (g) Compliance Certificates. Unless waived in writing by Lender, provide lender at least annually, with a certificate executed by Borrower's chief financial officer, or other officer or person acceptable to Lender, certifying that the representations and warranties set forth in this Agreement are true and correct as of the date of the certificate and further certifying that, as of the date of the certificate, no Event of Default exists under this Agreement.

         (h) Additional Information. Furnish such additional information and statements, as Lender may request from time to time.

All financial reports required to be provided under this Agreement shall be prepared in accordance with GAAP, applied on a consistent basis, and certified by Borrower as being true and correct.

Section 4.09. Guaranties. Prior to disbursement of any Loan proceeds, furnish executed guaranties of the Loan in favor of Lender, executed by Guarantor named below, on Lender's forms, and in the amount and under the conditions set forth in those guaranties.

Name of Guarantor: Glenn S. Penny
Amount: Unlimited

Section 4.10. Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify lender immediately in writing of any default in connection with any other such agreements.

Section 4.11. Loan Proceeds: Use all Loan proceeds solely for Borrower's business operations, unless contrary by Lender in writing.

Section 4.12. Taxes, charges and Liens. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits.

Section 4.13. Performance. Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the Related Documents, and in all other instruments and agreements between Borrower and Lender. Borrower shall notify Lender immediately in writing of any default in connection with any agreement.

Section 4.14. Operations. Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to lender of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner.

Section 4.15. Environmental Studies. Promptly conduct and complete, at Borrower's expense, upon demand from lender after receipt of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower's part in connection with any environmental activity, all such investigations, studies, samplings and testings as may be requested by lender or any governmental authority relative to any substance, or any waste or by-product of any substance defined as toxic or a hazardous substance under applicable federal, state, or local law, rule, regulation, order or directive, at or affecting any property or any facility owned, leased or used by Borrower.

Section 4.16. Environmental Compliance and Reports. Comply in all respects with any and all Environmental Laws; and furnish to Lender promptly and in any event within thirty (30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower's part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.

Section 4.17, Maintenance of Bank Accounts. As a further means of enabling Lender to be fully cognizant of the financial condition of each Borrower, Borrower agrees to maintain all deposit accounts with Lender during the term of this Agreement.

Section 4,18. Life Insurance. As set forth in Section 2.01 (g),obtain and maintain life insurance in form and with insurance companies acceptable to Lender on Glenn S. Penny in the amount indicated in Section 2.01 above, and at Lender's option, cause such insurance policy or policies to be pledged, made payable to, or assigned to Lender on Lender's forms. Lender, at Lender's option, may apply the proceeds of any insurance policy to the unpaid balances of any Loan.


ARTICLE V.

NEGATIVE COVENANTS
So long as the Loan shall remain unpaid, Guarantor and each Borrower will not, without the prior written consent of Lender:

Section 5.01.  Indebtedness and Liens.

     (a) Create, incur or assume indebtedness for borrowed money, including capital leases except: (i) trade debt incurred in the normal course of business, (ii) indebtedness to Lender contemplated by this Agreement,
         (iii) CESI promissory notes to Dan R. Neal, John Todd Sanner and Earl E, Schott in connection with CESI's acquisition of Neal's and Esses, and (iv) CESI promissory notes to the stockholders of Albin's in connection with the acquisition of Albin's as set forth in Section 3.01 above, (v) Guaranty of Guarantor to First Bank & Trust Co, Duncan, Oklahoma on the purchase of real property used by Albin's,

     (b) Sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Borrower's assets (except as allowed as Permitted Liens), or

     (c) Sell with recourse any of Borrower's accounts, except to Lender.

Section 5.02.  Continuity of Operations.

   (a) Engage in any business activities substantially different than those in which Borrower is presently engaged.
   (b) Except as may be specifically set out in Section 3.01 above, cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change its name, dissolve or transfer or sell Collateral out of the ordinary course of business, or (c) Except actions required of Borrower under employment agreements, executed copies of which Borrower has delivered to Lender herewith, pay any dividends on Borrower's stock (other than dividends payable in its stock), provided, however that notwithstanding the foregoing, but only so long as no Event of Default has occurred and is continuing or would result from the payment of dividends, if Borrower is a 'Subchapter S Corporation' (as defined in the Internal Revenue Code of 1986, as amended), Borrower may pay cash dividends on its stock to its shareholders from time to time in amounts necessary to enable the shareholders to pay income taxes and make estimated income tax payments to satisfy their liabilities under federal and state law which arise solely from their status as Shareholders of a Subchapter S Corporation because of their ownership of shares of Borrower's stock, or purchase or retire any of Borrower's outstanding shares or alter or amend Borrower's capital structure.

Section 5.03.  Loans, Acquisitions and Guaranties.

   (a) Loan, invest in or advance money or assets.
   (b) Except as may be specifically set out in Section 3.01 above, purchase, create or acquire any interest in any other enterprise or entity, or (c) Incur any obligation as surety, endorser or guarantor other than in the ordinary course of business.

ARTICLE VI.

EVENTS OF DEFAULT
Section 6.01. Event of Default. Each of the following shall constitute events of default ("Event of Default") under the Agreement:

     (a) Payment Default. Any Borrower fails to make any payment when due under the Loan.
     (b) False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Agreement, the Note, or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.
     (c) Other Defaults. Any Borrower falls to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.
     (d) Default in Favor of Third Parties. Any Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's or any Grantor's property or Borrower's or any Grantor's ability to repay the Loan or perform their respective obligations under this Agreement or any of the Related Documents.
     (e) Insolvency. The dissolution or termination of the existence as a going business of any Borrower, the insolvency of any Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against any Borrower.
     (f) Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of any Borrower or by any governmental agency against any collateral securing the Loan, this includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.
     (g) Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.
     (h) Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the indebtedness. In the event of a death, Lender, at its option, may, but shall not be required to, permit Guarantor's estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.
     (i) Chance in Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of any Borrower, except for issuance of additional stock in CESI in connection with the purchase of Albin's as set forth in section 3.01 above after notice to Lender and the execution and delivery by Borrower of any additional loan payments.
     (j) Adverse Change. A material adverse change occurs in the consolidated financial condition of Borrower, or Lender believes the prospect of payment or performance of the Loan is impaired.

Section 6.02. Right to Cure. If any default, other than a default on indebtedness, is curable and if Borrower or Grantor, as the case may be, has not been given a notice of a similar default within the preceding twelve (12) months, it may be cured (and no Event of Default will have occurred) if Borrower or Grantor, as the case may be, after receiving written notice from Lender demanding cure of such default (a) cure the default within thirty (30) days: or
(b) if the cure requires more than thirty (30) days, immediately initiate steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continue and complete all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

Section 6.03. Cessation of Advances. If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if: (A) Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender: (B) Borrower or any Guarantor dies, becomes incompetent or becomes insolvent files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; (c) there occurs a materiel adverse change in Borrower's financial condition, in the financial condition of any Guarantor, or in the value of any Collateral securing any Loan; or (D) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor's guaranty of the Loan or any other loan with Lender.

Section 6.04. Right of Setoff. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at lender's option, to administratively freeze all such accounts to allow lender to protect Lander's charge and setoff rights provided in this paragraph.

Section 6.05. Effect of an Event of Default. If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of lender under this Agreement or the Related Documents or any other agreement immediately will terminate (including any obligation to make further Loan Advances or disbursements), and, at Lender's option, all indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional.

Section 6.06. Selective Enforcement. In the event Lender shall elect to selectively and successively enforce Lender's rights under any one or more of the Related Documents, which action shall not be deemed a waiver or discharge of any other lien or encumbrance securing payment of the indebtedness. The acceptance by Lender at any time, and from time to time, of partial payments on the indebtedness shall not be deemed to be a waiver of any default then existing. No waiver by Lender of any default shall be deemed to be a waiver of such other then existing or subsequent default.

Section 6.07. Cumulative Rights. All rights and remedies available to Lender under this Agreement or under any provision of the Related Documents shall be cumulative of and in addition to all other rights and remedies granted to Lender, at law or in equity.


ARTICLE VII.

DEFINITIONS

The following capitalized words and terns shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terns used in the singular shall include the plural, and the plural shall include the singular, as the context may require.

Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement:

Section 7.01. Advance. The word "Advance" means a disbursement of Loan funds made, or to be made, to Borrower or on Borrower's behalf on a line of credit or multiple advance basis under the terms and conditions of this Agreement.

Section 7.02. Agreement The word "Agreement" means this Business Loan Agreement, as this Business Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement from time to time.

Section 7.03. Borrower. The word "Borrower" means Chemical and Equipment Specialties, Inc. ("CESI"}. Padko International, Incorporated ("Padko"), Esses, Inc. ("Esses"), Neal's Technology, Inc. ("Neal's") and Plainsman Technology, Inc.("Plainsman"), and all other persons and entities signing the Note in whatever capacity.

Section 7.04. Collateral. The word "Collateral" means all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, collateral mortgage, deed of trust, assignment, pledge, crop pledge, chatte1 mortgage, collateral chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or tide retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

Section 7.05. Environmental laws. The words "Environmental Laws" mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of
1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the
Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

Section 7.06. Event of Default. The words "Event of Default" mean any of the events of default set forth in this Agreement in the default section of this Agreement.

Section 7.07. GAAP. The word "GAAP" means generally accepted accounting principles.

Section 7.08. Grantor. The word "Grantor" means each and all of the persons or entities granting a Security Interest in any Collateral for the Loan, including without limitation all Borrowers granting such a Security Interest.

Section 7.09. Guarantor. The word "Guarantor" means Glenn S. Penny and any guarantor, surety, or accommodation party of any or all of the loan.

Section 7.10. Guaranty. The word "Guaranty" means the guaranty from Guarantor to Lender, including without limitation a guaranty of all or part of the Note.

Section 7.11. Hazardous Substances. The words "Hazardous Substances" mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words "Hazardous Substances" are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental laws. The term "Hazardous Substances" also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

Section 7.12. Indebtedness. The word "Indebtedness" means the indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the Related Documents.

Section 7.13. Lender. The word "Lender" means Legacy Bank. Its successors and assigns.

Section 7.14. Loan. The word "Loan" means the Loan described in Article I and any and all loans and financial accommodations from Lender to Borrower whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.

Section 7.15. Note. The word "Note" means the Note described in Section 1.03, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the note or credit agreement.

Section 7.16. Permitted liens. The words "Permitted Liens" mean (a) liens and security interests securing indebtedness owed by Borrower to Lender: (b) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (c) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (d) purchase money liens or purchase money security interests upon or in any property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement or permitted to be incurred under the paragraph of this Agreement titled "Indebtedness and Liens", (e) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by Lender in writing; and (f) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of Borrower's assets.

Section 7.17. Related Documents. The words "Related Documents" mean the documents set forth in Section 2.01 and all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the loan.

Section 7.18. Security Agreement, The words "Security Agreement" mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

Section 7.19. Security Interest. The words "Security Interest" mean, without limitation, any and all types of collateral security, present and future, whether in the form of a lien, charge, encumbrance, mortgage, deed of trust, security deed, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever whether created by law, contract, or otherwise.


ARTICLE VIII.

MISCELLANEOUS
Section 8.01. Construction. The provisions of this Agreement shall be in addition to those of loan document held by Lender, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent lender from enforcing any or all Related Documents in accordance with their respective terms.

Section 8.02. Further Assurance. From time to time, Borrower and Guarantor will make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, assignments, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loan and to perfect all Security interests.

Section 8.03. No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender's rights or of any of Borrower's or any Grantors obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Section 8.04. Attorneys' Fees; Expenses. Borrower agrees to pay upon demand all of Lender's costs and expenses, including Lender's reasonable attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Borrower shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court.

Section 8.05. Notices. To the extent permitted by applicable law, any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid. directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Borrower and Guarantor agree to keep Lender informed at all times of their current addresses. To the extent permitted by applicable law, if there is more than one Borrower, any notice given by Lender to any Borrower is deemed to be notice given to all Borrowers.

Section 8.06. Notification by Borrower. Borrower and Guarantor will notify Lender immediately if any of them become aware of the occurrence of any Event of Default or of any fact, condition or event that only with the giving of notice or passage of time, or both, could become an Event of Default, or of the failure of Borrower to Observe any of its respective undertakings hereunder.

Section 8.07. Survival of Representations and Warranties. Borrower and Guarantor understand and agree that in making the Loan, Lender is relying on all representations, warranties, and covenants made by Borrower and Guarantor in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement or the Related Documents. Borrower and Guarantor further agree that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the making of the Loan and delivery to Lender of the Related Documents, shall be continuing in nature, and shall remain in full force and effect until such time as Borrower's indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

Section 8.08. Successors and Assigns. All covenants and agreements contained by or on behalf of Borrower shall bind Borrower's successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Borrower shall not, however, have the right to assign Borrowers rights under this Agreement or any interest therein, without the prior written consent of Lender.

Section 8.09. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

Section 8.10. Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. All prior and contemporaneous representations and discussions concerning such matters either are included in this document or do not constitute an aspect of the agreement of the parties. Except as may be specifically set forth in this Agreement, no conditions precedent or subsequent, of any kind whatsoever, exist with respect to Borrower's obligations under this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Section 8.11. Right of Setoff. To the extent permitted by applicable law, lender reserves a right of setoff in all Borrower's accounts with lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect lender's charge and setoff rights provided in this paragraph.

Section 8.12. Governing Law. This Agreement will be governed by, construed and enforced in accordance with federal law and the laws of the State of Oklahoma. This Agreement has been accepted by Lender in the State of Oklahoma.

Section 8.13. Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Section 8.14. Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Section 8.15. Consent to loan Participation. Borrower agrees and consents to lender's sale or transfer, whether now or later, of one or more participation interests in the loan to one or more purchasers whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to anyone or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the loan, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower's obligation under the loan irrespective of the failure or insolvency of any holder of any interest in the loan. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against lender.

Section 8.16. Lender's Expenditures. If any action or proceeding is commenced that would materially affect Lender's interest in the Collateral or if Borrower fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Borrower's failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Related Documents, lender on Borrower's behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on any Collateral and paying all costs for insuring, maintaining and preserving any Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note including any default interest rate, from the date incurred or paid by Lender to the date of repayment by Borrower. All such expenses will become a part of the indebtedness and, at Lender's option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy: or (2) the remaining term of the Note: or (c) be treated as a balloon payment which will be due and payable at the Note's maturity. If Lender is required by law to give Borrower notice before or after Lender makes an expenditure, Borrower agrees that notice sent by regular mail at least five (5) days before the expenditure is made or notice delivered two (2) days before the expenditure is made is sufficient, and that notice within sixty (60) days after the expenditure is made is reasonable.

Section 8.17. Binding Effect. This Agreement, the Note, all Security Agreements (if any), and all Related Documents are binding upon the signers thereof, as well as upon their successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

Section 8.18. Time is of the Essence. Time is of the essence in the performance of this Agreement.

Section 8.19. Cessation of Advances. If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if: (a) Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender; (b) Borrower or any Guarantor dies, becomes incompetent or becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; (c) there occurs a material adverse change in Borrower'sfinancial condition, in the financial condition of any Guarantor, or in the value of any Collateral securing any Loan; or (d) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor's guaranty of the loan or any other loan with Lender.

Section 8.20. Multiple Borrower's: This Agreement has been executed by multiple obligors who are referred to in this Agreement individually, collectively and interchangeably as "Borrower". Unless specifically stated to the contrary, the word "Borrower" as used in this Agreement, including without limitation all representations, warranties and covenants, shall include all Borrowers. Borrower understands and agrees that, with or without notice to any one Borrower, lender may (A) make one or more additional secured or unsecured loans or otherwise extend additional credit with respect to any other Borrower; (B) with respect to any other Borrower alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of any indebtedness, including increases and decreases of the rate of interest on the indebtedness; (C) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral: (D) release, substitute, agree not to sue, or deal with any one or more of Borrower's or any other Borrower's sureties, endorsers, or other guarantors on any terns or in any manner Borrower may choose; (E) determine how, when and what application of payments and credits shall be made on any indebtedness; (F) apply such security and direct the order or manner of sale of any Collateral, including without limitation, any non-judicial sale permitted by the terms of the controlling security agreement or deed of trust, as Lender in its discretion may determine; (G) sell, transfer, assign or grant participations in all or any part of the Loan; (H) exercise or refrain from exercising any rights against Borrower or others, or otherwise act or refrain from acting; (I) settle or compromise any indebtedness; and (J) subordinate the payment of all or any part of any of Borrower's indebtedness to Lender to the payment of any liabilities which may be due Lender or others.

Section 8.21. Term. This Agreement shall be effective as of January 23, 2001, and shall continue in full force and effect until such time as all of Borrower's Loans in favor of Lender have been paid in full, including principal, interest, costs, expenses, attorneys' fees, and other fees and charges, or until such time as the parties may agree in writing to terminate this Agreement.

Section 8.22. Schedules and Exhibits. Any and all exhibits are hereby expressly incorporated by reference as though fully set forth at that point verbatim. All terms and provisions as defined or set forth herein and in Schedule are hereby incorporated into and made a part of this Agreement. Any term used herein which is not defined shall have the meanings ascribed to such terms, as of the date of this Agreement, by the Uniform Commercial Code as enacted and amended, to the extent the same are defined therein.


BORROWER AND GUARANTOR ACKNOWLEDGE HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT AND AGREE TO ITS TERMS.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


CHEMICAL AND EQUIPMENT SPECIALTIES, INC., an Oklahoma corporation

By /s/ Glenn S. Penny, President


By /s/ Tom D. Morton, Chief Financial Officer


Address:

3109 Stagestand
Duncan, Oklahoma 73533


LEGACY BANK

By /s/ Authorized Signer

Address:

Legacy Bank Duncan North Branch
Post Office Box 1109
2024 N.  Highway 81
Duncan, Oklahoma 73534-1109